                                                                       Exhibit 1
                                                                       ---------



    We, the undersigned, hereby express our agreement that the attached Amendment No. 7 to Schedule 13D is filed on behalf of each of the undersigned.

February 23, 2001

                                              /s/ Floyd D. Gottwald, Jr.
                                             -----------------------------
                                             Floyd D. Gottwald, Jr.

                                              /s/ Bruce C. Gottwald
                                             -----------------------------
                                             Bruce C. Gottwald



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